As filed with the Securities and Exchange Commission on July 7, 2011

Registration No. 333-173332

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASE NEW HOLLAND INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3531	39-1982756
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

Tower B, 10th Floor

World Trade Center, Amsterdam Airport

Schiphol Boulevard 217

1118 BH Amsterdam

The Netherlands

+ (31-20) 446-0429

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Michael P. Going

Senior Vice President and General Counsel

CNH Global N.V.

6900 Veterans Boulevard

Burr Ridge, Illinois 60527 USA

(630) 887-3766

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John L. Savva

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

BLI Group, Inc.	Delaware	3531	51-0363222
Blue Leaf I.P., Inc.	Delaware	3531	51-0363221
CNH America LLC	Delaware	3531	76-0433811
CNH Australia Pty Limited.	New South Wales, Australia	3531	None
CNH Belgium N.V.	Belgium	3531	None
CNH Canada, Ltd.	Canada	3531	None
CNH Deutschland GmbH	Germany	3531	None
CNH Global N.V.	The Netherlands	3531	None
CNH International SA	Switzerland	3531	None
CNH Trade N.V.	The Netherlands	3531	None
CNH U.K. Limited	England and Wales, United Kingdom	3531	None
Fiatallis North America LLC	Delaware	3531	39-1158150
HFI Holdings, Inc.	Delaware	3531	76-0436954
New Holland Holding Limited	England and Wales, United Kingdom	3531	None
New Holland Tractor Limited N.V.	Belgium	3531	None

(1)

The address and telephone number for each of the additional registrants is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217, 1118 BH Amsterdam, The Netherlands, Telephone: + (31-20) 446-0429.

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to the Registration Statement is solely to file certain exhibits to the Registration Statement as set forth below in Item 21 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Australia

CNH Australia Pty Limited (“CNH Australia”), one of the guarantors, is incorporated in Australia.

Section 199A(1) of the Corporations Act 2001 of Australia (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under section 1317G, section 1317H or section 1317HA of the Corporations Act;

•	a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing;

•	some other people who manage the company of its property, such as a liquidator or a receiver; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Article 174 of the articles of association of CNH Australia specifies that every auditor, director, managing director, agent, secretary and other officer for the time being of CNH Australia shall be indemnified out of the assets of CNH Australia against any liability incurred by him as such in defending any proceedings whether civil or criminal in which judgement is given in favor or in which he is acquitted or in connection with any application in relation thereto in which relief under the Corporations Act is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Australia) for amounts that CNH Global and such subsidiaries may be required or permitted by law to pay to their directors and officers.

Belgium

CNH Belgium N.V. (“CNH Belgium”) and New Holland Tractor Limited N.V. (“New Holland Tractor”), two of the guarantors, are incorporated in Belgium.

There is no general provision under Belgian law dealing with insurance or indemnification of director liability. According to general Belgian company law provisions concerning director liability, the directors of a Belgian company can, in principle, be held liable: (i) by the company for any fault in the exercise of their office, (ii) by the company and any other third party for breach of the company’s articles or the Belgian Company Code, and (iii) by the company and any other third party under the general principles of tort liability.

In addition to the above grounds for civil liability, directors may be held liable in very specific circumstances, including where a director’s acts have contributed to the bankruptcy of the company or where the director has received unlawful financial gain through actions resulting in material adverse financial consequences to the company.

Further, directors, former directors and persons who are considered to be de facto directors of the company may also be held personally liable by the Belgian social-security authorities and by the company’s bankruptcy trustee for any social security contributions that are due on the date of bankruptcy of the company if it is established that a serious fault by such directors, former directors and persons who are considered to be de facto directors of the company is at the basis of such bankruptcy.

Directors are also subject to general criminal law such as fraud and the usurpation of corporate assets as well as several specific criminal law provisions contained in, and related to, corporate law.

Directors can be discharged by shareholders of any liability towards the company. However, such discharge is not enforceable against third parties.

CNH Belgium does not, by provision in its articles of association, provide for indemnification of its directors or officers.

There are no specific provisions on safeguard clauses in the Belgian Companies Code. In principle, a director can be indemnified and held harmless for all damages (including lawyers’ fees) that the director owes, in his/her capacity as director, to third parties or to the company. A director may enter into a safeguard clause with any third party, including the company.

A safeguard clause is not possible for infringement of rules of public order, including criminal liability, fraud and willful misconduct.

Article 136 of New Holland Tractor’s articles of association provides that every director, officer or auditor of New Holland Tractor shall be indemnified out of the assets of New Holland Tractor against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under the provision of the act in which relief is granted to him by the court, and no director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by New Holland Tractor in the execution of the duties of his office or in relation thereto. This Article further provides that it shall only have effect insofar as its provisions are not avoided by the provisions of the Belgian Company Code.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Belgium and New Holland Tractor) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers. In addition, CNH Global has entered into an indemnification agreement with each director of CNH Belgium and New Holland Tractor.

Canada

CNH Canada, Ltd. (“CNH Canada”), one of the guarantors, is organized under Canadian law.

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer or an individual who acts or acted at the corporation’s request as a director or officer, or a person acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by an individual in respect of any civil, criminal, administrative, investigative or other proceeding in which an individual is made a party by reason of his or her association with the corporation or other entity. A corporation may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A person referenced above is entitled to indemnification from the corporation in respect of all costs, charges, and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the CBCA, Section 7.1 of the by-laws of CNH Canada provides that it shall indemnify its directors or officers, former directors or officers or other individuals who act or acted at its request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with CNH Canada or other entity. Section 7.1 further specifies that it may not indemnify any individual unless that individual (i) acted honestly and in good faith with a view to the best interests of CNH Canada or other entity and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

Under Section 7.1 of its by-laws, CNH Canada is also required to seek the approval of a court to indemnify an individual in respect of an action by or on behalf of CNH Canada or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with CNH Canada or other entity, provided that such individual fulfills the conditions set forth in the preceding paragraph.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Canada) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Delaware

Case New Holland, the issuer of the notes, and BLI Group, Inc., Blue Leaf I.P., Inc. and HFI Holdings, Inc., three of the guarantors, are incorporated in Delaware. Two other guarantors, Fiatallis North America LLC and CNH America LLC, are organized as Delaware limited liability companies.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of Case New Holland’s Amended and Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Section 102(b)(7). Under Article V of Case New Holland’s bylaws, Case New Holland is required to indemnify its directors and officers to the fullest extent permitted by the DGCL.

Article VII of the Certificate of Incorporation of each of BLI Group, Inc. and Blue Leaf I.P., Inc. limits the liability of directors and officers to the fullest extent permitted by Section 102(b)(7). Under Section 6.1 of their respective bylaws, each of BLI Group, Inc. and Blue Leaf I.P., Inc. is required to indemnify its directors and officers to the fullest extent permitted by the DGCL. However, the bylaws provide that BLI Group, Inc. and Blue Leaf I.P., Inc. are not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized by the respective company’s board of directors.

Under Article V, Section 16 of HFI Holdings, Inc.’s bylaws, HFI Holdings, Inc. is required to indemnify its directors and officers to the fullest extent permitted by the DGCL.

Under Section 18-108 of the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 15 of the limited liability company agreements of each of Fiatallis North America LLC and CNH America LLC provides that each of the respective companies shall indemnify members and officers to the fullest extent permitted by law from any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company in a manner believed to be within the scope of authority conferred by the limited liability company agreement. Such person shall not be entitled to indemnification in respect to any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Germany

CNH Deutschland GmbH (“CNH Deutschland”), a guarantor, is incorporated in Germany.

The laws of Germany make no provision of indemnification of officers and directors, except that German law provides for the indemnification of employees under certain circumstances. CNH Deutschland GmbH does not, by provision in its articles of association, provide for the indemnification of any controlling person, officer or director.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Deutschland) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

The Netherlands

CNH Global and CNH Trade N.V. (“CNH Trade”), two of the guarantors, are incorporated under the laws of The Netherlands.

Article 15 of the Articles of Association of CNH Global provides that:

“The company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a former director or officer of the company, or of such other company, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.”

In addition, at the general shareholders’ meeting in April 2004, shareholders approved a form of indemnification agreement for directors and officers of CNH Global.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Trade) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay their directors and officers. In addition, CNH Global has entered into indemnification agreements with each of its directors and officers.

Switzerland

CNH International SA (“CNH International”), a guarantor, is incorporated in Switzerland.

Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on wilful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.

Under Swiss law, a corporation may in principle indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or wilful misconduct), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

CNH International’s articles of incorporation do not contain provisions regarding the indemnification of directors and officers but according to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or wilful misconduct.

CNH International has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH International and its subsidiaries for amounts that CNH International or such subsidiaries may be required or permitted by law to pay to their directors and officers.

United Kingdom

CNH U.K. Limited (“CNH U.K.”) and New Holland Holding Limited (“NHH”), two of the guarantors, are incorporated under English Law commonly referred to as United Kingdom law.

English law does not permit a company to indemnify to any extent (whether directly or indirectly) a director of the company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company. However, this prohibition does not apply to a “qualifying third party indemnity provision” (see below section 309B(1) of the Companies Act 1985) which satisfies conditions A to C set out in sections 309(B)(2), (3) and (4) of the Companies Act 1985 of Great Britain,

as amended (the “Companies Act”) (see below). Section 309(C) of the Companies Act requires that each qualifying indemnity provision made by a company must be open to inspection by the shareholders of the company. In addition, this section requires that if any qualifying indemnity provision is in force when the directors’ report was approved or at any time during the financial year to which the directors’ report relates, the directors’ report must include a statement to this effect.

Sections 309A, 309B and 309C of the Companies Act provide as follows:

309A Provisions protecting directors from liability

(1)	This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

(2)	Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

(3)	Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of –

(a)	the company, or

(b)	an associated company,

against any liability within subsection (1) is void.

This is subject to subsections (4) and (5).

(4)	Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

(5)	Subsection (3) does not prevent a company from purchasing and maintaining for a director of –

(a)	the company, or

(b)	an associated company,

insurance against any liability within subsection (1).

(6)	In this section –

“associated company”, in relation to a company (“C”), means a company which is C’s subsidiary, or C’s holding company or a subsidiary of C’s holding company;

“provision” means a provision of any nature, whether or not it is contained in a company’s articles or in any contract with a company.

309B Qualifying third party indemnity provisions

(1)

For the purposes of section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in section 309A(3) in relation to which conditions A to C below are satisfied.

(2)	Condition A is that the provision does not provide any indemnity against any liability incurred by the director –

(a)	to the company, or

(b)	to any associated company.

(3)	Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay –

(a)	a fine imposed in criminal proceedings, or

(b)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).

(4)	Condition C is that the provision does not provide any indemnity against any liability incurred by the director –

(a)	in defending any criminal proceedings in which he is convicted, or

(b)	in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(c)	in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely –

(i)	section 144(3) or (4) (acquisition of shares by innocent nominee), or

(ii)	section 727 (general power to grant relief in case of honest and reasonable conduct).

(5)	In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

(6)	For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final –

(a)	if not appealed against, at the end of the period of bringing an appeal, or

(b)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

(7)	An appeal is disposed of –

(a)	if it is determined and the period for bringing any further appeal has ended, or

(b)	if it is abandoned or otherwise ceases to have effect.

(8)	In this section “associated company” and “provision” have the same meaning as in section 309A.

309C Disclosure of qualifying third party indemnity provisions

(1)	Subsections (2) and (3) impose disclosure requirements in relation to a directors’ report under section 234 in respect of a financial year.

(2)	If –

(a)

at the time when the report is approved under section 234A, any qualifying third party indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, or

(b)	at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of the company,

the report must state that any such provision is or (as the case may be) was so in force.

(3)	If the company has made a qualifying third party indemnity provision and –

(a)

at the time when the report is approved under section 234A, any qualifying third party indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, or

(b)	at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of an associated company,

the report must state that any such provision is or (as the case may be) was so in force.

(4)	Subsection (5) applies where a company has made a qualifying third party indemnity provision for the benefit of a director of the company or of an associated company.

(5)	Section 318 shall apply to –

(a)	the company, and

(b)	if the director is a director of an associated company, the associated company,

as if a copy of the provision, or (if it is not in writing) a memorandum setting out its terms, were included in the list of documents in section 318(1).

(6)	In this section –

“associated company” and “provision” have the same meaning as in section 309A; and

“qualifying third party indemnity provision” has the meaning given by section 309B(1).

Section 310 of the Companies Act provides as follows:

310

(1)

This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise, for exempting any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2)	Except as provided by the following subsection, any such provision is void.

(3)	This section does not prevent a company –

(a)	from purchasing and maintaining for any such auditor insurance against any such liability, or

(b)	from indemnifying any such auditor against any liability incurred by him –

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

(ii)

in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

Section 727 of the Companies Act provides, as follows:

727

(1)

If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as the court thinks fit.

(2)

If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

Article 146 of the Articles of Association of CNH U.K. specifies that every director or other officer or auditor of CNH U.K. shall be indemnified out of CNH U.K.’s assets against all losses or liabilities which he may sustain or incur in or about the execution of his duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Companies Act in which relief is granted to him by the court, and no director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by CNH U.K. in the execution of the duties of his office or in relation thereto. Article 146 also specifies that it only has effect in so far as its provisions are not avoided by Section 310 of the Companies Act.

Article 30 of NHH’s Articles of Association provides that subject to the provisions of the Companies Act, every director, alternate director, auditor, secretary or other officer of NHH is entitled to be indemnified by NHH against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation to his duties, including any liability incurred by him in defending any proceedings, civil or criminal, that relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of NHH and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the court. Article 30 further provides that Regulation 118 of Table A shall not apply.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries including CNH U.K. and NHH for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Case New Holland Inc.*
3.2	By-laws of Case New Holland Inc.*
3.3	Certificate of Incorporation of BLI Group, Inc.*
3.4	By-laws of BLI Group, Inc.*
3.5	Certificate of Incorporation of Blue Leaf I.P., Inc.*
3.6	By-laws of Blue Leaf I.P., Inc.*
3.7	Certificate of Formation of CNH America LLC.*
3.8	Amended and Restated Limited Liability Company Agreement of CNH America LLC.*
3.9	Constitution of CNH Australia Pty Limited.*
3.10	Articles of Association of CNH Belgium N.V.**
3.11	Certificate and Articles of Amalgamation of CNH Canada, Ltd.*
3.12	By-laws of CNH Canada, Ltd.*
3.13	Articles of Association of CNH Deutschland GmbH.**
3.14

Amended Articles of Association of CNH Global N.V., amended on April 13, 2006. (Previously filed as Exhibit 1.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

3.15

Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (Previously filed as Exhibit 1.2 to the annual report on Form 20-F of the registrant for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

3.16

Registration Rights Agreement entered into among CNH Global N.V., Fiat S.p.A. and Sicind S.p.A. dated April 8, 2003 (Previously filed as Exhibit 2.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2002 (File No. 333-05752) and incorporated herein by reference).

3.17	Articles of Association of CNH Trade N.V.*
3.18	Memorandum and Articles of Association of CNH U.K. Limited.*
3.19	Certificate of Formation of Fiatallis North America LLC.*
3.20	Limited Liability Company Agreement of Fiatallis North America LLC.*
3.21	Certificate of Incorporation of HFI Holdings, Inc.*
3.22	By-laws of HFI Holdings, Inc.*
3.23	Articles of Association of New Holland Holding Limited.*
3.24	Resolution of the Board of Directors of New Holland Holding Limited dated July 29, 2003.*
3.25	Co-ordinated Articles of Association of New Holland Tractor Limited N.V.**
3.26	Articles of Association of CNH International SA***

Exhibit No.	Description
3.27	Business and Internal Regulations of CNH International SA **
4.1	Indenture, dated as of June 28, 2010, by and among Case New Holland Inc., as issuer, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee, regarding 7 7/8% Senior Notes due 2017.***
4.2	Form of 7 7/8% Senior Note (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of June 28, 2010, by and among Case New Holland Inc., the guarantors named therein, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Goldman, Sachs & Co.***

5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Clayton Utz.*****
5.3	Opinion of Altius Law Firm.*****
5.4	Opinion of Bär & Karrer AG.
5.5(a)	Opinion of Charles De Alwis Solicitors.****
5.5(b)	Opinion of Charles De Alwis Solicitors.****
5.6	Opinion of NautaDutilh N.V.
5.7	Opinion of Osler, Hoskin & Harcourt LLP.****
5.8	Opinion of Shearman & Sterling LLP.****
8.1	Opinion re tax matters of Sullivan & Cromwell LLP.***
12.1	Statement regarding computation of ratios.***
21.1	Subsidiaries of CNH Global (filed as Exhibit 8.1 to CNH Global’s Form 20-F for the fiscal year ended December 31, 2010 (File No. 333-05752) and incorporated herein by reference).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Clayton Utz (included in Exhibit 5.2).
23.4	Consent of Altius Law Firm (included in Exhibit 5.3).
23.5	Consent of Bär & Karrer AG (included in Exhibit 5.4).
23.6	Consent of Charles De Alwis Solicitors (included in Exhibit 5.5(a) and (b)).
23.7	Consent of NautaDutilh N.V. (included in Exhibit 5.6).
23.8	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.7).
23.9	Consent of Shearman & Sterling LLP (included in Exhibit 5.8).
24.1	Powers of Attorney (included in the signature pages to Case New Holland Inc.’s Form F-4 filed on April 6, 2011).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as trustee.***
99.1	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9).***
99.2	Notice of Guaranteed Delivery.***
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.***
99.4	Form of Letter to Clients.***
99.5	Form of Instruction to Registered Holder from Beneficial Owner.***

*	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 29, 2005 and incorporated herein by reference.

**	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on March 19, 2010 and incorporated herein by reference.

***	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 6, 2011 and incorporated herein by reference.

****	Filed as an exhibit to Case New Holland Inc.’s Form F-4/A filed on May 23, 2011 and incorporated herein by reference.

*****	Filed as an exhibit to Case New Holland Inc.’s Form F-4/A filed on June 24, 2011 and incorporated herein by reference.

(b)        Financial Statement Schedules. All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are not applicable or the required information is included in the consolidated financial statements or notes thereto incorporated by reference in this registration statement.

Item 22.	Undertakings.

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in clause (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CASE NEW HOLLAND INC.

By: *
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Harold D. Boyanovsky	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2011

* Richard Tobin	Chief Financial Officer (Principal Financial Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

BLI GROUP, INC.

By: /s/ Michael P. Going
Name:	Michael P. Going
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael P. Going Michael P. Going	Chief Executive Officer (Principal Executive Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 6, 2011

* James J. Kennedy	Director	July 6, 2011

* William K. Langan	Director	July 6, 2011

* H. James Shaub	Director	July 6, 2011

* Michael G. Harms	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

BLUE LEAF I.P., INC.

By: /s/ Michael P. Going
Name:	Michael P. Going
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael P. Going Michael P. Going	Chief Executive Officer (Principal Executive Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 6, 2011

* James J. Kennedy	Director	July 6, 2011

* William K. Langan	Director	July 6, 2011

* H. James Shaub	Director	July 6, 2011

* Michael G. Harms	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH AMERICA LLC

By: CASE NEW HOLLAND INC.
Its: Sole Member

By: *
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Harold D. Boyanovsky	President and Chief Executive Officer of CNH America LLC and Director of Case New Holland Inc. (Principal Executive Officer)	July 6, 2011

* Richard Tobin	Chief Financial Officer of CNH America LLC and Director of Case New Holland, Inc. (Principal Financial Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer of CNH America LLC (Principal Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH AUSTRALIA PTY LIMITED

By: *
Name:	Ian Fisher
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Ian Fisher	Director (Principal Executive, Financial and Accounting Officer)	July 6, 2011

* Mario Gasparri	Director	July 6, 2011

* Matthew King	Director	July 6, 2011

* Damiano Cretarola	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH BELGIUM N.V.

By: *
Name:	Luc De Splentere
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Luc De Splentere	President	July 6, 2011

* Norbert Benoot	Director (Principal Financial and Accounting Officer)	July 6, 2011

* Paul Snauwaert	Managing Director (Principal Executive Officer)	July 6, 2011

* Ann Mangelschots	Director	July 6, 2011

* Bart Noppe	Director	July 6, 2011

* Thomas Verbaeten	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH CANADA, LTD.

By: *
Name:	Richard Tobin
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Richard Tobin	President and Director (Principal Executive, Financial and Accounting Officer)	July 6, 2011

* Frank Colarossi	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH DEUTSCHLAND GMBH

By: *
Name:	Gerhard Boening
Title:	Managing Director

By: *
Name:	Christian Bauer
Title:	Managing Director

By: *
Name:	Vincenzo Cetani
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Christian Bauer	Managing Director (Principal Executive Officer)	July 6, 2011

* Gerhard Boening	Managing Director (Principal Executive Officer)	July 6, 2011

* Vincenzo Cetani	Managing Director (Principal Executive Officer)	July 6, 2011

* Paul Pluim	Finance Manager (Principal Financial and Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH GLOBAL N.V.

By: *
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Harold D. Boyanovsky	Director, President and Chief Executive Officer (Principal Executive Officer)	July 6, 2011

* Richard Tobin	Chief Financial Officer (Principal Financial Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 6, 2011

* Sergio Marchionne	Chairman of the Board	July 6, 2011

* Thomas J. Colligan	Director	July 6, 2011

* Edward A. Hiler	Director	July 6, 2011

* Leo W. Houle	Director	July 6, 2011

* Rolf M. Jeker	Director	July 6, 2011

* Peter Kalantzis	Director	July 6, 2011

* John B. Lanaway	Director	July 6, 2011

Signature	Title	Date

* Kenneth Lipper	Director	July 6, 2011

* Paolo Monferino	Director	July 6, 2011

* Jacques Theurillat	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH INTERNATIONAL SA

By: *
Name:	Franco Fusignani
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Sergio Marchionne	Director and Chairman	July 6, 2011

* Franco Fusignani	Director (Principal Executive Officer)	July 6, 2011

* Camillo Rossotto	Director	July 6, 2011

* Paolo Bottini	Director	July 6, 2011

* Richard Tobin	Director	July 6, 2011

* Damiano Cretarola	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH TRADE N.V.

By: *
Name:	Carlo Alberto Sisto
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Carlo Alberto Sisto	Director (Principal Executive Officer)	July 6, 2011

* Rolando Nijs	Director (Principal Financial and Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

CNH U.K. LIMITED

By: *
Name:	Colin J. Cantello
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Colin J. Cantello	Chairman (Principal Executive, Financial and Accounting Officer)	July 6, 2011

* Derek Neilson	Managing Director	July 6, 2011

* Charles De Alwis	Director	July 6, 2011

* Andrew Watson	Director	July 6, 2011

* Eduardo Teodorani Fabbri	Director	July 6, 2011

* Colin D. Larkin	Director	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

FIATALLIS NORTH AMERICA LLC

By: CNH AMERICA LLC
Its: Sole Member

By: CASE NEW HOLLAND INC.
Its: Sole Member

By: *
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Harold D. Boyanovsky	Chairman and President of Fiatallis North America LLC and Director of Case New Holland Inc. (Principal Executive Officer)	July 6, 2011

* Richard Tobin	Chief Financial Officer of Fiatallis North America LLC and Director of Case New Holland Inc. (Principal Financial Officer)	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer of Fiatallis North America LLC (Principal Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

HFI HOLDINGS, INC.

By: *
Name:	Richard Tobin
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Richard Tobin	President, Chief Financial Officer and Director (Principal Executive and Financial Officer)	July 6, 2011

* Harold D. Boyanovsky	Director	July 6, 2011

* Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

NEW HOLLAND HOLDING LIMITED

By: *
Name:	Colin J. Cantello
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Colin J. Cantello	Chairman (Principal Executive, Financial and Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on July 6, 2011.

NEW HOLLAND TRACTOR LIMITED N.V.

By: *
Name:	Luc De Splentere
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Luc De Splentere	Managing Director (Principal Executive Officer)	July 6, 2011

* Bart Noppe	Director	July 6, 2011

* Guy Adams	Director	July 6, 2011

* Norbert Benoot	Finance Manager (Principal Financial and Accounting Officer)	July 6, 2011

*By:	/s/ Michael P. Going
Michael P. Going
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative in the United States of CNH Australia Pty Limited, CNH Belgium N.V., CNH Canada, Ltd., CNH Deutschland GmbH, CNH International SA, CNH Global N.V., CNH Trade N.V., CNH U.K. Limited, New Holland Holding Limited and New Holland Tractor Limited N.V., in the City of Burr Ridge, State of Illinois, on July 6, 2011.

By: /s/ Michael P. Going
Name:	Michael P. Going
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Case New Holland Inc.*
3.2	By-laws of Case New Holland Inc.*
3.3	Certificate of Incorporation of BLI Group, Inc.*
3.4	By-laws of BLI Group, Inc.*
3.5	Certificate of Incorporation of Blue Leaf I.P., Inc.*
3.6	By-laws of Blue Leaf I.P., Inc.*
3.7	Certificate of Formation of CNH America LLC.*
3.8	Amended and Restated Limited Liability Company Agreement of CNH America LLC.*
3.9	Constitution of CNH Australia Pty Limited.*
3.10	Articles of Association of CNH Belgium N.V.**
3.11	Certificate and Articles of Amalgamation of CNH Canada, Ltd.*
3.12	By-laws of CNH Canada, Ltd.*
3.13	Articles of Association of CNH Deutschland GmbH.**
3.14

Amended Articles of Association of CNH Global N.V., amended on April 13, 2006. (Previously filed as Exhibit 1.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

3.15

Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (Previously filed as Exhibit 1.2 to the annual report on Form 20-F of the registrant for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

3.16

Registration Rights Agreement entered into among CNH Global N.V., Fiat S.p.A. and Sicind S.p.A. dated April 8, 2003 (Previously filed as Exhibit 2.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2002 (File No. 333-05752) and incorporated herein by reference).

3.17	Articles of Association of CNH Trade N.V.*
3.18	Memorandum and Articles of Association of CNH U.K. Limited.*
3.19	Certificate of Formation of Fiatallis North America LLC.*
3.20	Limited Liability Company Agreement of Fiatallis North America LLC.*
3.21	Certificate of Incorporation of HFI Holdings, Inc.*
3.22	By-laws of HFI Holdings, Inc.*
3.23	Articles of Association of New Holland Holding Limited.*
3.24	Resolution of the Board of Directors of New Holland Holding Limited dated July 29, 2003.*
3.25	Co-ordinated Articles of Association of New Holland Tractor Limited N.V.**
3.26	Articles of Association of CNH International SA***
3.27	Business and Internal Regulations of CNH International SA**
4.1	Indenture, dated as of June 28, 2010, by and among Case New Holland Inc., as issuer, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee, regarding 7 7/8% Senior Notes due 2017.***
4.2	Form of 7 7/8% Senior Note (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of June 28, 2010, by and among Case New Holland Inc., the guarantors named therein, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Goldman, Sachs & Co.***

5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Clayton Utz.*****
5.3	Opinion of Altius Law Firm.*****
5.4	Opinion of Bär & Karrer AG.
5.5(a)	Opinion of Charles De Alwis Solicitors.****
5.5(b)	Opinion of Charles De Alwis Solicitors.****
5.6	Opinion of NautaDutilh N.V.
5.7	Opinion of Osler, Hoskin & Harcourt LLP.****

Exhibit No.	Description
5.8	Opinion of Shearman & Sterling LLP.****
8.1	Opinion re tax matters of Sullivan & Cromwell LLP.***
12.1	Statement regarding computation of ratios.***
21.1	Subsidiaries of CNH Global (filed as Exhibit 8.1 to CNH Global’s Form 20-F for the fiscal year ended December 31, 2010 (File No. 333-05752) and incorporated herein by reference).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Clayton Utz (included in Exhibit 5.2).
23.4	Consent of Altius Law Firm (included in Exhibit 5.3).
23.5	Consent of Bär & Karrer AG (included in Exhibit 5.4).
23.6	Consent of Charles De Alwis Solicitors (included in Exhibit 5.5(a) and (b)).
23.7	Consent of NautaDutilh N.V. (included in Exhibit 5.6).
23.8	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.7).
23.9	Consent of Shearman & Sterling LLP (included in Exhibit 5.8).
24.1	Powers of Attorney (included in the signature pages to Case New Holland Inc.’s Form F-4 filed on April 6, 2011).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as trustee.***
99.1	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9).***
99.2	Notice of Guaranteed Delivery.***
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.***
99.4	Form of Letter to Clients.***
99.5	Form of Instruction to Registered Holder from Beneficial Owner.***

*	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 29, 2005 and incorporated herein by reference.

**	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on March 19, 2010 and incorporated herein by reference.

***	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 6, 2011 and incorporated herein by reference.

****	Filed as an exhibit to Case New Holland Inc.’s Form F-4/A filed on May 23, 2011 and incorporated herein by reference.

*****	Filed as an exhibit to Case New Holland Inc.’s Form F-4/A filed on June 24, 2011 and incorporated herein by reference.